WISDOMTREE TRUST

                                 CODE OF ETHICS
                                  (the "Code")

   Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended

                                Table of Contents
1. Definitions.............................................................    1
2. Purpose of the Code.....................................................    4
3. Prohibited Purchase and Sales...........................................    5
4. Exempt Transactions.....................................................    6
5. Prohibited Business Conduct.............................................    7
6. Reporting of Securities Holdings and Transactions.......................    7
7. Reporting of Violations and Sanctions...................................   10
8. Enforcement of this Code................................................   11

1.    DEFINITIONS

      1.1 Access Person. As used in this Code, "Access Person" shall mean (i) any Trustee or officer of WisdomTree Trust ("Trust") and any "Advisory Person" (as defined below); and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

      1.2 Advisory Person. As used in this Code, "Advisory Person" shall mean:
(i) any director, officer, general partner or employee of the Trust or a "Fund" (as defined below) or any investment adviser or sub-adviser to a Fund (or of any company in a "Control" (as defined below) relationship to the Trust or a Fund or such investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by a Fund, or whose functions

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relate to the making of any recommendations with respect to such purchases or sales, including any "Investment Person" (ii) any director, officer, general partner or employee of the Trust or a Fund or any investment adviser or sub-adviser to a Fund (or of any company in a Control relationship to the Trust or Fund or such investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, determines, participates in the determination of, or otherwise obtains non-public information regarding, the addition or deletion of a Covered Security to or from a "WisdomTree Index" (as defined below); (iii) any natural person in a Control relationship to the Trust or a Fund or any investment adviser or sub-adviser to a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by that Fund; or (iv) any natural person in a Control relationship to the Trust or a Fund or any investment adviser or sub-adviser to a Fund who obtains non-public information concerning the addition or deletion of a Covered Security to or from a WisdomTree Index. A "WisdomTree Index" is an investment index that has been developed by WisdomTree Asset Management, Inc. ("WTAM") or its affiliates or for which WTAM has obtained usage rights with respect thereto that serves as the basis of the investment strategy that is followed by a Fund for which WTAM serves as the investment adviser.

      1.3 Active Consideration. As used in this Code, a Covered Security will be deemed under "Active Consideration" if it is being added to or removed from a WisdomTree Index (i) in connection with the annual reconstitution of any WisdomTree Index or (ii) as a result of a change or a planned change to the proprietary methodology of a WisdomTree Index. A Covered Security described in clause (i) above will be deemed under "Active Consideration" during the annual reconstitution of the applicable WisdomTree Index - the period commencing on the screening date of the WisdomTree Index in which it will be included (currently, the last trading


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day of May with respect to a WisdomTree Index comprised of Covered Securities of foreign (non U.S.) issuers and the last trading day in November with respect to a WisdomTree Index comprised of Covered Securities of domestic (U.S.) issuers) and ending on the date that it becomes included in or removed from such WisdomTree Index. . A Covered Security described in clause (ii) above will be deemed under "Active Consideration" during the period commencing at such time as such Covered Security can be identified as a result of the change or planned change to the methodology and for five (5) business days after it has been added to or removed from the Index.

      1.4 Automatic Investment Plan. As used in this Code, "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      1.5 Beneficial Ownership. As used in this Code, "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder. Beneficial Ownership may include members of a person's immediate family sharing the same household with such person.

      1.6 Chief Compliance Officer. As used in this Code, "Chief Compliance Officer" shall mean the Chief Compliance Officer of the Trust appointed pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.


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      1.7 Control. As used in this Code, "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

      1.8 Covered Security. As used in this Code, "Covered Security" shall mean a security as defined in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, except that it shall not include:

            (a) direct obligations of the Government of the United States;

            (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality, short-term debt instruments, including repurchase agreements;

            (c) shares issued by money market funds; and

            (d) shares issued by open-end investment companies (i.e., mutual funds) registered under the 1940 Act other than Reportable Funds.

      1.9 Disinterested Trustee. As used in this Code, "Disinterested Trustee" shall mean a trustee of the Trust who is not an interested person of such Trust or a Fund within the meaning of Section 2(a)(19) of the 1940 Act.

      1.10 Federal Securities Laws. As used in this Code, "Federal Securities Laws" shall mean the Securities Act of 1933 (the "1933 Act"), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or Department of Treasury.

      1.11 Fund. As used in this Code, "Fund" shall mean any existing or future series of the Trust. Such Funds are collectively referred to as the "Funds."


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      1.12 Index Administrator. As used in this Code, "Index Administrator"
shall mean the employee of WTAM ultimately responsible for the administration and operation of the Indexes.

      1.13 Index Staff. As used in this Code, "Index Staff" shall mean those employees of WTAM specifically designated to assist the Index Administrator in the administration and operation of the Indexes.

      1.14 Initial Public Offering. As used in this Code, "Initial Public Offering" shall mean an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

      1.15 Investment Person. As used in this Code, "Investment Person" shall mean (i) any employee of the Trust or a Fund or any investment adviser or sub-adviser to a Fund (or of any company in a Control relationship to the Trust or a Fund or such investment adviser or sub-adviser) who in connection with his or her regular functions or duties, makes or participates in making, recommendations regarding the purchase or sale of securities by a Fund or (ii) any natural person who controls a Fund or any investment adviser or sub-adviser to a Fund and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by such Fund.

      1.16 Limited Offering. As used in this Code, "Limited Offering" shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

Purchase or Sale of a Covered Security. As used in this Code, "Purchase or Sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.


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      1.17 Reportable Fund. As used in this Code, a "Reportable Fund" means: (i)
any investment company registered under the 1940 Act for which WTAM serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by or is under common control with WTAM. For the purpose of the reporting obligations under this Code for a Disinterested Trustee, a "Reportable Fund" shall have only the meaning set forth in clause (i) of the preceding sentence.

      1.18 Trust. As used in this Code, "Trust" shall mean the WisdomTree Trust, a Delaware statutory trust registered as an open-end diversified investment company under the 1940 Act, and shall be referred to as the "Trust."

2.    PURPOSE OF THE CODE

      2.1 This Code establishes standards of business conduct for Access Person of a Fund and is designed to further the purposes of Rule 17j-1 under the 1940 Act. In general, in connection with personal securities transactions and related conduct, Access Persons should (i) always place the interests of a Fund's shareholders first; (ii) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; (iii) not take inappropriate advantage of their positions; and (iv) comply with all applicable Federal Securities Laws.

      2.2 The Code is designed to prevent certain practices by Access Persons in connection with the purchase or sale, directly or indirectly, by such persons of Covered Securities held or to be acquired or sold by a Fund and Covered Securities included in a WisdomTree Index or to be added to or deleted from a WisdomTree Index. These include:


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            (a) employing any device, scheme or artifice to defraud a Fund;

            (b) making any untrue statement of a material fact to a Fund or omitting to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

            (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund;

            (d) engaging in any manipulative practice with respect to a Fund or a WisdomTree Index; or

            (e) misusing material, non-public information obtained by such person in his or her capacity as an Access Person.

      The Code is also designed to require the Trust and each Fund to monitor transactions by Access Persons in shares of Reportable Funds, including the Funds, in which they may have a direct or indirect Beneficial Ownership interest.

      2.3 Insofar as certain Access Persons are subject to a code of ethics adopted by another entity that is designed to further the purposes of, among other things, Rule 17j-1, and the Board of Trustees of the Trust desires to avoid duplication of reporting obligations or otherwise conflicting obligations under multiple codes of ethics, a "Covered Access Person" (as defined below) shall be deemed to be in compliance with this Code if he or she is in compliance with an "Approved Code of Ethics" (as defined below). Accordingly, a breach of an Approved Code of Ethics by a Covered Access Person with respect to the Trust or a Fund, shall be deemed a breach of this Code. A "Covered Access Person" shall mean an Access Person (i) subject to and bound by a code of ethics adopted by an investment adviser (including WTAM) or sub-adviser to the Trust or a Fund or the principal underwriter of the shares of the Trust or a Fund as a result of his


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position or relationship with such investment adviser, sub-adviser or principal underwriter; (ii) such code of ethics has been approved by the Board of Trustees in accordance with Rule 17j-1(c)(1)(ii); and (iii) the Board of Trustees has received from the investment adviser, sub-adviser or principal underwriter, as the case may be, the certification required by Rule 17j-1(c)(1)(ii). An "Approved Code of Ethics" shall mean a code of ethics adopted by an investment adviser (including WTAM), sub-adviser or the principal underwriter of the shares of the Trust or a Fund that meets the conditions of clauses (ii) and (iii) of the preceding sentence.

3.    PROHIBITED PURCHASES AND SALES

      3.1 No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under Active Consideration. The Index Administrator and Index Staff shall be presumed to have actual knowledge of whether or not a Covered Security is under Active Consideration.

      3.2 No Investment Person shall acquire, directly or indirectly, any Beneficial Ownership in any securities in an Initial Public Offering without the prior written approval of the Chief Compliance Officer. This approval shall take into account whether the opportunity is being offered to the Investment Person by virtue of his or her position with a Fund and any other relevant factors.

      3.3 No Investment Person shall acquire, directly or indirectly, Beneficial Ownership of any securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be


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reserved for a Fund and whether the opportunity is being offered to an individual by virtue of his or her position with a Fund and any other relevant factors.

      3.4 The prohibitions in this Section 3 shall be interpreted to include the purchase or sale by any Access Person of any convertible security, option or warrant of any issuer whose underlying securities are under Active Consideration by a Fund.

4.    EXEMPT TRANSACTIONS

      4.1 The prohibitions in Section 3 of this Code shall not apply to the following transactions:

            (a) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or Control;

            (b) purchases or sales of securities which are not eligible for purchase or sale by any of the Funds;

            (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            (d) purchases or sales which are non-volitional on the part of either the Access Person or the applicable Fund;

            (e) purchases or sales which are part of an Automatic Investment
      Plan;

            (f) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Chief Compliance Officer and having no interest in the transaction) upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause;" and


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            (g) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Chief Compliance Officer and having no interest in the transaction) where the Chief Compliance Officer (or person designated by the Chief Compliance Officer and having no interest in the transaction) determines the purchases or sales would have only a remote potential of (i) harming a Fund; (ii) having a material impact on the market for the Covered Security; and (iii) compromising the integrity of a WisdomTree Index.

5.    PROHIBITED BUSINESS CONDUCT

      5.1 No Access Person shall, either directly or indirectly:

            (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of his relationship to a Fund or on nonpublic information regarding security transactions by a Fund, whether current or prospective, or the portfolio holdings of a Reportable Fund, including a Fund.

            (b) communicate non-public information regarding, security transactions of a Fund, whether current or prospective, or the portfolio holdings of a Reportable Fund including a Fund, to anyone unless necessary as part of the regular course of the business of a Fund;

            (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such Access Person, does business or might do business with a Fund;

            (d) buy or sell any security or any other property from or to a Fund, other than ordinary purchases and redemptions of shares of a Fund;

            (e) violate any Federal Securities Laws applicable to a Fund.


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      5.2 Access Persons shall comply with each Fund's policy entitled
"Procedures Regarding Disclosure of Portfolio Holdings" as such procedures may be amended from time to time.

      5.3 No Investment Person shall serve on the board of directors of any publicly traded company (other than the Trust) without prior authorization from the Chief Compliance Officer based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons having responsibility for making investment decisions for a Fund with respect to any securities of such publicly traded company through a "Chinese Wall" or other procedures.

6.    REPORTING OF SECURITIES HOLDINGS AND TRANSACTIONS

      6.1 Initial and Annual Reporting. Every Access Person shall provide to the Chief Compliance Officer within 10 days after becoming an Access Person and annually thereafter (on a date chosen by the Chief Compliance Officer) a report listing all Covered Securities in which he or she has any direct or indirect Beneficial Ownership. The information in the initial report regarding Covered Securities must be current as of a date no more than 45 days before the date on which the person becomes an Access Person. The information in the annual report regarding Covered Securities must be current as of a date no more than 45 days before the report is submitted.

      6.2 Contents of Initial and Annual Reports. The reports required by
Section 6.1 shall include: (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership (and with respect to initial


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reports, when the person became an Access Person); (ii) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person (and with respect to initial reports, when the person became an Access Person); and
(iii) the date that the report is submitted by the Access Person.

      6.3 Quarterly Reporting. Within 30 days after the end of a calendar quarter, an Access Person shall provide to the Chief Compliance Officer a report with the following information: (ii) any transaction during the quarter in a Covered Security in which he or she had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership; and (ii) any new account established by the Access Person during the quarter in which Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person.

      6.4 Contents of Quarterly Reports. Any quarterly reports required by
Section 6.3 shall state:

            (a) the title (and, as applicable, the exchange ticker symbol or CUSIP number) and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the Covered Security involved;

            (b) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (c) the price of the security at which the transaction was effected;


            (d) the name of the broker, dealer or bank with or through which the transaction was effected;

            (e) with respect to any new account established by the Access Person during the quarter in which Covered Securities were held during the quarter for the direct or indirect


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benefit of the Access Person, (A) the name of the broker, dealer or bank with which the Access Person established the account; (B) the date the account was established; and

            (f) the date that the report is submitted by the Access Person.

      6.5 Exceptions from Reporting Requirements. An Access Person need not make:

            (a) any report with respect to Covered Securities held in accounts over which the Access Person had no direct or indirect influence or Control;

            (b) a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; and

            (c) a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements that WTAM holds in its records so long as WTAM receives such broker trade confirmations or account statements no later than thirty calendar days after the applicable calendar quarter.

            (d) Disinterested Trustees. A Disinterested Trustee of the Trust shall not be required to make the initial and annual holdings reports required by Section 6.1. In addition, a Disinterested Trustee of the Trust shall not be required to make the quarterly reports required by Section 6.3, unless the Disinterested Trustee, at the time of a Transaction in any shares of a Fund or a transaction in any other Covered Security, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in any shares of a Fund or in any other Covered Security by the Disinterested Trustee, a Fund purchased or sold the Covered Security or the Covered Security was under Active Consideration by a Fund, its investment adviser or a sub-adviser for purchase or sale by a Fund.


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      6.6 Disclaimer of Beneficial Ownership. Any report required by this
Section 6 may also contain a statement declaring that the reporting of any transaction shall not be construed as an admission by the Access Person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

      6.7 Provision of Code of Ethics to each Supervised Person and/or Access Person. The Funds shall provide each Access Person with a copy of this Code and all amendments thereto. Each Access Person shall provide the Chief Compliance Officer with a written acknowledgement of his or her receipt of this Code and any amendments.

      6.8 Access Person Certifications. Each Access Person shall certify: (a) within 10 days of becoming an Access Person, that he or she has read and understood this Code and recognizes that he or she is subject to this Code; and
(b) annually, that he or she has read and understood this Code and recognizes that he or she is subject to this, that he or she has complied with all the requirements of this Code, and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

      6.9 Review of Reports and Certifications. The Chief Compliance Officer (or person designated by the Chief Compliance Officer) shall review the reports and certifications submitted by Access Persons pursuant to this Code for any violations of this Code.

      6.10 Annual Reports to the Board of Trustees of the Trust. At least annually, the Chief Compliance Officer shall report to the Board of Trustees of each Trust regarding:

            (a) all existing procedures concerning personal trading activities and any procedural changes made during the past year;

            (b) any recommended changes to this Code or such procedures; and


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            (c) any issues arising under this Code since the last report to the
      Board of Trustees of the applicable Trust, including, but not limited to, information about any material violations of this Code and any sanctions imposed in response to any material violations.

      The Chief Compliance Officer shall also certify to the Board of Trustees at least annually as to the adoption of procedures reasonably necessary to prevent Access Persons from violating this Code.

7.    REPORTING OF VIOLATIONS AND SANCTIONS

      7.1 Every Access Person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.

      7.2 Upon learning of a violation of this Code, the Board of Trustees may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

8.    APPROVAL BY BOARD OF TRUSTEES

      8.1 This Code. The Board of Trustees, including a majority of Trustees who are not interested persons, must approve this Code and any material changes to this Code based upon a determination that such Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act.

      8.2 The Funds' Investment Adviser and Principal Underwriter. The Board of Trustees, including a majority of Disinterested Trustees, must approve the code of ethics of each investment adviser (including any sub-advisers) and principal underwriter of the Funds, and any material changes to these codes, based upon a determination that such codes contain provisions reasonably necessary to prevent access persons as defined in Rule 17j-1 under the 1940 Act from


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engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act. The
Board of Trustees must approve the code of an investment adviser (and any sub-adviser) and the principal underwriter before initially retaining the services of the investment adviser or principal underwriter.

      8.3 Before approving a code of ethics under Section 8.1 or 8.2, the Board of Trustees must receive a certification from the Funds, an investment adviser (and any sub-advisers) and the principal underwriter, as appropriate, that such entity has adopted procedures reasonably designed to prevent Access Persons from violating the respective code of ethics.

      8.4 Amendments. The Board of Trustees must approve a material change to a code of ethics no later than six months after the adoption of the material change.

9.    ENFORCEMENT OF THIS CODE

      The Chief Compliance Officer shall have primary responsibility for enforcing this Code.



Adopted effective as of March 21, 2006
Revised as of September 22, 2006


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                                WISDOM TREE TUST
                                 CODE OF ETHICS
                               ANNUAL CERTIFICATE



      Pursuant to the requirements of the Code of Ethics of Wisdom Tree Trust, the undersigned hereby certifies as follows:

            1.    I have read the Trust's Code of Ethics.

            2. I understand this Code of Ethics and acknowledge that I am subject to it.

            3. I will report all personal securities transactions and provide any securities holding reports required to be reported under the requirements of the Code of Ethics.


Date:                                     Print Name:___________________________

                                          Signature:____________________________


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                                WISDOM TREE TRUST
                                 CODE OF ETHICS
                              ANNUAL CERTIFICATION


         I have no direct or indirect beneficial, legal or equitable interest in any securities trading account, and I do not, directly or indirectly, beneficially, legally or equitably have any interest of any kind or nature whatsoever therein or in any instrument constituting or which might be deemed to constitute a security, as such term is defined in its broadest sense under the securities laws administered by the United States Securities and Exchange Commission.


Date:                                     Print Name:___________________________

                                          Signature:____________________________



(To be signed if you do not have any brokerage accounts.)


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                                WISDOM TREE TRUST
                               BROKERAGE ACCOUNTS


      Please list below information regarding all your brokerage accounts, including retirement accounts and accounts for anyone in your household who may have a brokerage account (such as a spouse or child) and anyone whom you may support or have direct investment control over an account for. For each brokerage account you should include the name of the account holder, the account number, the brokerage entity and contact information. To satisfy the reporting obligation of the Codes we will notify each broker with whom you have an account to request duplicate copies of account statements to be forwarded to WTA.


      Employee Brokerage Accounts


The information required has been disclosed by me in the Advisors Code of Ethics. ______



(If you have provided the required information in your signed Code of Ethics for the Advisor please initial above. You do not need to duplicate the information here.)

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